NINTH AMENDMENT TO CREDIT AGREEMENT

This NINTH AMENDMENT TO CREDIT AGREEMENT (the “Ninth Amendment”) dated August 22, 2007, is by and among ePlus inc., a Delaware corporation (“ePlus”), the Subsidiaries of ePlus signatory hereto (including ePlus, each individually a “Borrower” and collectively, the “Borrowers”), the Banks signatory hereto (the “Banks”), and National City Bank, as Administrative Agent for the Banks (the “Administrative Agent”).

BACKGROUND

A.  Pursuant to that certain Credit Agreement dated September 23, 2005, by and among the Borrowers, the Banks, and the Administrative Agent, as amended by a First Amendment to Credit Agreement, dated July 11, 2006, a Second Amendment dated July 28, 2006, a Third Amendment dated August 30, 2006, a Fourth Amendment dated September 27, 2006, a Fifth Amendment dated November 15, 2006, a Sixth Amendment dated January 11, 2007, a Seventh Amendment dated March 12, 2007, and an Eighth Amendment dated June 27, 2007 (as the same may be modified and amended from time to time, including by this Ninth Amendment, the “Credit Agreement”), the Banks agreed, inter alia, to extend to the Borrowers a revolving credit facility in the maximum aggregate principal amount of $35,000,000.

B.  The Borrowers did not (or will not) deliver the following documents as required by Section 5.1 of the Credit Agreement: (a) their 2007 annual audited financial statements required prior to July 31, 2007; and (b) their  “Projections” for 2008, required prior to June 30, 2007; and (c) Financial Statements (Quarterly), for the periods ending June 30, 2006, September 30, 2006, December 31, 2006 and June 30, 2007 (collectively, the “Waived Delivery Events”), which deliveries, to the extent otherwise required, were waived through June 30, 2007, pursuant to the Eighth Amendment, and have advised the Banks that they will be unable to deliver such items in the timeframe set forth in the Eighth Amendment (or the Credit Agreement).

C.  The Borrowers have requested an extension of the delivery date requirements for the Waived Delivery Events, and the waiver, in its entirety, of the required delivery of the 2007 Projections, to which the Banks are willing to agree, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.  Definitions.

(a)  General Rule.  Except as expressly set forth herein, all capitalized terms used and not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

(b)  Additional Definition.  The following additional definition shall be added to Article 1 of the Credit Agreement to read in its entirety as follows:

 “Ninth Amendment” means the Ninth Amendment to this Agreement dated August 22, 2007.

              (c)  Amended Definition.  The following definition in Article 1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Permitted Debt” means (a) Debt of Borrowers under this Agreement, including but not limited to the Notes, (b) Subordinated Debt, (c) nonrecourse Debt incurred in connection with an Ordinary Course Sale or Financing, (d) recourse Debt expressly permitted by this Agreement (including as permitted in connection with an Ordinary Course Sale or Financing), and (e) Debt relating to direct or contingent obligations of the Borrowers arising under letters of credit, so long as the aggregate principal amount of such obligations does not exceed $1,000,000 at any time.

2.  Representations and Warranties.  Each Borrower hereby represents and warrants to the Administrative Agent and each Bank that, except as to the Waived Delivery Event, as to such Borrower:

(a)  Representations.  each of the representations and warranties of such Borrower contained in the Credit Agreement and/or the other Loan Documents are true, accurate and correct in all material respects on and as of the date hereof as if made on and as of the date hereof, except to the extent such representation or warranty was made as of a specific date;

(b)  Power and Authority.  (i) such Borrower has the power and authority under the laws of its jurisdiction of organization and under its organizational documents to enter into and perform this Ninth Amendment and any other documents which the Banks require such Borrower to deliver hereunder (this Ninth Amendment and any such additional documents delivered in connection with the Ninth Amendment are herein referred to as the “Amendment Documents”); (ii) such Borrower is in good standing in its jurisdiction of organization and each additional jurisdiction in which it is required to be so qualified; and (iii) all actions, corporate or otherwise, necessary or appropriate for the due execution and full performance by the Borrower of the Ninth Amendment have been adopted and taken and, upon their execution, the Credit Agreement, as amended by this Ninth Amendment will constitute the valid and binding obligations of the Borrower enforceable in accordance with their respective terms;

(c)  No Violations of Law or Agreements.  the making and performance of the Ninth Amendment will not violate any provisions of any law or regulation, federal, state, local, or foreign, or the organizational documents of such Borrower, or result in any breach or violation of, or constitute a default or require the obtaining of any consent under, any agreement or instrument by which such Borrower or its property may be bound;

(d)  No Default.  except as is waived hereby, no Default or Event of Default has occurred and is continuing; and

(e)  No Material Adverse Effect.  No Material Adverse Effect has occurred since September 23, 2005.

3.  Conditions to Effectiveness of Amendment.  This Ninth Amendment shall be effective upon the Administrative Agent’s receipt of the following, each in form and substance reasonably satisfactory to the Banks:

(a)  Ninth Amendment.  this Ninth Amendment, duly executed by the Borrowers and the Banks;

(b)  Consent and Waivers.  copies of any consents or waivers necessary in order for the Borrowers to comply with or perform any of its covenants, agreements or obligations contained in any agreement, which are required as a result of the Borrowers’ execution of this Ninth Amendment, if any;

(c)  Other Documents and Actions.  such additional agreements, instruments, documents, writings and actions as the Banks may reasonably request.

4.  Limited Consent; Ratification.   Subject to the terms and conditions of this Ninth Amendment, the Banks and Administrative Agent hereby consent to an extension of the delivery date for each of the deliveries described in the definition of the Waived Delivery Event, to a date not later than November 30, 2007.  Except as stated in the preceding sentence, the execution, delivery and performance of this Ninth Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Banks under the Credit Agreement or any Loan Document, or constitute a waiver of any provision thereof.  Except as expressly modified hereby, all terms, conditions and provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed by any Borrower.  Nothing contained herein constitutes an agreement or obligation by the Administrative Agent or any Bank to grant any further amendments to any of the Loan Documents.

5.  Acknowledgments.  To induce the Banks to enter into this Ninth Amendment, each Borrower acknowledges, agrees, warrants, and represents that:

(a)  Acknowledgment of Obligations; Collateral; Waiver of Claims. (i) the Loan Documents are valid and enforceable against, and all of the terms and conditions of the Loan Documents are binding on, the Borrowers; (ii) the liens and security interests granted to the Administrative Agent by the Borrowers pursuant to the Loan Documents are valid, legal and binding, properly recorded or filed and first priority perfected liens and security interests; and (iii) the Borrowers hereby waive any and all defenses, set-offs and counterclaims which they, whether jointly or severally, may have or claim to have against the Administrative Agent or any Bank as of the date hereof.

(b)  No Waiver of Existing Defaults.  Other than the Waived Delivery Event, no Default or Event of Default exists immediately before or immediately after giving effect to this Ninth Amendment.  Nothing in this Ninth Amendment nor any communication between the Administrative Agent, any Bank, any Borrower or any of their respective officers, agents, employees or representatives shall be deemed to constitute a waiver of (i) any Default or Event of Default arising as a result of the foregoing representation proving to be false or incorrect in any material respect; or (ii) any rights or remedies which the Administrative Agent or any Bank has against any Borrower under the Credit Agreement or any other Loan Document and/or applicable law, with respect to any such Default or Event of Default arising as a result of the foregoing representation proving to be false or incorrect in any material respect.

6.  Binding Effect.  This Ninth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

7.  Governing Law.  This Ninth Amendment and all rights and obligations of the parties hereunder shall be governed by and be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without regard to Pennsylvania or federal principles of conflict of laws.

8.  Headings.  The headings of the sections of this Ninth Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Ninth Amendment.

9.  Counterparts.  This Ninth Amendment may be executed in any number of counterparts with the same affect as if all of the signatures on such counterparts appeared on one document and each counterpart shall be deemed an original.

IN WITNESS WHEREOF, the Borrowers have caused this Ninth Amendment to Credit Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

ePLUS inc.

By: /s/ Kleyton L. Parkhurst
Name: Kleyton L. Parkhurst
Title: Senior Vice President

ePLUS Group, inc.

By: /s/ Kleyton L. Parkhurst
Name: Kleyton L. Parkhurst
Title: Senior Vice President

ePLUS Government, inc.

By: /s/ Kleyton L. Parkhurst
Name: Kleyton L. Parkhurst
Title: Senior Vice President

ePLUS Capital, inc.

By: /s/ Kleyton L. Parkhurst
Name: Kleyton L. Parkhurst
Title: President

IN WITNESS WHEREOF, the Administrative Agent and the Banks have caused this Ninth Amendment to Credit Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

NATIONAL CITY BANK

By: /s/ Michael J. Labrum
Name:  Michael J. Labrum
Title:  Senior Vice President

BRANCH BANKING AND TRUST COMPANY (successor in interest by merger to Branch Banking And Trust Company of Virginia)

By: /s/ James E. Davis
Name:  James E. Davis
Title:  Senior Vice President